UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2016

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Bonus Plans

On June 9, 2016, the Boards of Directors of Mercantile Bank Corporation (“Mercantile”), and of Mercantile’s wholly-owned subsidiary, Mercantile Bank of Michigan (the “Bank”), adopted an executive officer bonus plan for 2016 (the “Executive Officer Plan”) and a bonus plan for its general counsel for 2016 (the “General Counsel Plan”).

The Executive Officer Plan provides for cash bonuses for Michael H. Price, the Chairman of the Board, President and Chief Executive Officer of Mercantile, and the Chairman of the Board of the Bank, Robert B. Kaminski, Jr., the Executive Vice President, Chief Operating Officer and Secretary of Mercantile, and the President, Chief Executive Officer and Secretary of the Bank, and Charles E. Christmas, the Executive Vice President, Chief Financial Officer and Treasurer of Mercantile, and the Executive Vice President and Chief Financial Officer of the Bank.

The General Counsel Plan provides for a cash bonus for Robert T. Worthington, the General Counsel and Senior Vice President of Mercantile and the Chief Operating Officer, Senior Vice President, Risk Management Director and General Counsel of the Bank.

The maximum amount that can be allocated to the bonus pool is $312,250 under the Executive Officer Plan and $37,000 under the General Counsel plan provided, however, that the maximum amount will be appropriately adjusted if (a) a newly hired employee becomes eligible to participate in one of the plans, (b) a participant's base salary is adjusted during the year, or (c) a participant becomes ineligible before December 31, 2016.

Payment from the bonus pools under the plans, if any, is based on the achievement of targets under the following metrics for 2016:

10%     Net loan growth

10%     Non-performing assets

10%     Commercial loan portfolio composition

10%     Net interest margin

10%     Non-interest income

10%     Efficiency ratio

10%     Core pre-tax income

10%     Return on assets

10%     Return on equity

10%     Wholesale funds

The specific targets for each metric will be established by the Compensation Committee of Mercantile's Board of Directors.

Each individual target must be met or exceeded in order for the percentage associated with that metric to be credited toward payment from the bonus pool under the plans. The accumulated percentage for each individual target attained will be applied to the bonus pool amount to determine the total amount of the bonus pool to be awarded (the "Award Amount"). For example, if the first five factors are attained and the next five factors are not attained, and if the maximum amount is allocated to the bonus pool under the Executive Officer Plan, the Award Amount would be $312,250 x 50% = $156,125.

The Award Amount will be paid to each participant pro rata based on a uniform percentage of the participant's 2016 salary (not to exceed 25% of each executive officer's 2016 salary under the plans or 20% of the participant's salary under the General Counsel Plan.) Any bonus awards that are earned under the plans will be paid to the executive officers on or before March 15, 2017.

Payments under the plans are subject to specified conditions, qualifications, and clawback provisions. The plans, to the extent provided for in the plans, may be amended by the Compensation Committee of Mercantile's Board of Directors.

A copy of the Executive Officer Plan is attached as Exhibit 10.1.

A copy of the General Counsel Plan is attached as Exhibit 10.2.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	2016 Mercantile Executive Officer Bonus Plan

10.2	2016 Mercantile General Counsel Bonus Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation By: /s/ Charles E. Christmas Charles E. Christmas Executive Vice President, Chief Financial Officer and Treasurer

Date: June 9, 2016

Exhibit Index

Exhibit Number	Description

10.1	2016 Mercantile Executive Officer Bonus Plan

10.2	2016 Mercantile General Counsel Bonus Plan